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                                                                    EXHIBIT 99.a

        CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS
             OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Huffy Corporation (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company, whether oral or written. The Company wishes to ensure that any forward-looking statements are accompanied by meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Statements that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, among others, that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company. The Company cautions that the following important factors, among others (including but not limited to factors mentioned from time to time in the Company's reports filed with the Securities and Exchange Commission), could affect the Company's actual results and could cause the Company's actual consolidated results to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company:

      - risks inherent in new product introductions, particularly the uncertainty of price-performance relative to products of competitors, including competitors' responses to the introductions;

      - under utilization of the Company's operating facilities resulting in production inefficiencies and higher costs;

      - changes in levels of competition from current competitors and potential new competition from international manufacturers;

      -     risks associated with importing merchandise from abroad;

      - new initiatives may be proposed that may have an impact on the trading status of certain countries and may include retaliatory duties or other trade sanctions which, if enacted, would increase the cost of products purchased from suppliers in such countries;

      - loss of a significant vendor, prolonged disruption of material supply chain, or significant increase in the cost of raw materials, supplies, fuel, utilities, and other related energy costs;

      - changes in the Federal income tax rules and regulations or interpretation of existing legislation;

      - changes in the cost or availability of labor sufficient to support the Company's operations or labor strikes, work stoppages or other interruptions or difficulties in the employment of labor where the Company purchases material, components and supplies for its products or where its products and services are produced or provided;

      - changes in the general business and economic conditions in our operating regions, including the population growth, employment and job growth in the markets in which we operate may affect our ability to hire and train qualified employees;

      - the ability to integrate the operations of the Company and Gen-X Sports Inc., including their financial, information and distribution systems;
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      -     the ability to achieve the anticipated synergies and cost savings of the Company's acquisitions of Gen-X Sports Inc. and McCalla Company;

      - existence of competitive pricing pressures in several of the product categories of the Company, which has had and may in the future have an adverse effect on the Company's revenues and earnings;

      - the loss or bankruptcy of one or more key customers, and the failure of Kmart to successfully reorganize following its bankruptcy;

      - changes in consumer demand for the Company's products resulting from prolonged periods of unseasonable weather;

      - changes in customer preferences or behavior that change their demand for the Company's products or services;

      - the costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements and investigations, claims, and changes in those items; developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses; adoption of new, or changes in, accounting policies and practices and the application of such policies and practices;

      - changes in the general economic conditions in the United States including, but not limited to, the levels and availability of consumer debt, the level of interest rates, and consumer sentiment about the economy in general.

Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this report and the other documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, or in the case of documents incorporated by reference, as of the date of those documents. The Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.